Scott Wilson Roscoe Postle Associates Inc	Suite 501, 55 University Avenue, Toronto, ON M5J 2H7 T (416) 947-0907 F (416) 947-0395 www.scottwilson.com

EXHIBIT 15.7

CONSENT OF AUTHOR

To:
Crosshair Exploration & Mining Corp.
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission (Securities Division)
Manitoba Securities Commission
Ontario Securities Commission
New Brunswick Securities Commission
Nova Scotia Securities Commission
Newfoundland and Labrador, Securities Division
Registrar of Securities, Prince Edward Island
United States Securities and Exchange Commission

AND TO:	Toronto Stock Exchange NYSE Amex Equities

RE:	Crosshair Exploration & Mining Corp. (“Crosshair”) - Consent under National Instrument 43-101

Reference is made to the NI 43-101 technical report entitled “Technical Report on the Bootheel Uranium Property, Shirley Basin Mining District, Albany County, Wyoming, USA” dated September 8, 2009 (the “Technical Report”) which the undersigned has prepared for Crosshair.

I have reviewed and approved the summaries of and extracts from the Technical Report prepared to be filed with the Annual Report on Form 20-F (Annual Information Form) of Crosshair (fiscal year ended April 30, 2010) and confirm that such summaries and extracts fairly and accurately represent the information in the Technical Report.  I hereby consent to public filing of the Technical Report as an Exhibit to the Annual Report on Form 20-F (Annual Information Form) of Crosshair and to the written disclosure of my name, and reference to and incorporation by reference of, the Technical Report in the public filing of the Annual Report on Form 20-F (Annual Information Form) of Crosshair with the regulatory authorities referred to above.

I certify that I have reviewed the Annual Report on Form 20-F (Annual Information Form) being filed and I do not have any reason to believe that there are any misrepresentations in the information contained therein that are derived from the Technical Report or that are within my knowledge as a result of the services performed by me in connection with the Technical Report.
Dated:  the 29th day of July, 2010.

(Signed) “Douglas H. Underhill”

Douglas H. Underhill, Ph.D., C.P.G.